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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                         1990 INCENTIVE AND NONQUALIFIED

                                STOCK OPTION PLAN

                (As Amended and Restated Effective July 1, 1997)







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                                Table of Contents
                                                                          Page
                                                                          ----

1.       Purpose.........................................................  1

2.       Administration..................................................  2

3.       Eligibility.....................................................  2

4.       Stock...........................................................  2

5.       Granting of Options.............................................  3

6.       Annual Limit....................................................  3

7.       Terms and Conditions of Options.................................  4

8.       Forfeiture......................................................  9

9.       Option Agreements -- Other Provisions...........................  9

10.      Capital Adjustments.............................................  9

11.      Certain Corporate Transactions..................................  9

12.      Exercise Upon Change in Control................................. 10

13.      Amendment or Termination of the Plan............................ 11

14.      Rights.......................................................... 12

15.      Indemnification of Board and Committee.......................... 12

16.      Application of Funds............................................ 12

17.      Shareholder Approval............................................ 13

18.      No Obligation to Exercise Option................................ 13

19.      Termination of Plan............................................. 13

20.      Governing Law................................................... 13



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                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                        1990 INCENTIVE AND NONQUALIFIED

                               STOCK OPTION PLAN

               (As Amended and Restated Effective July 1, 1997)



                  WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") adopted the 1990 Incentive and Nonqualified Stock Option Plan (the "Plan"), effective as of September 17, 1990, and has amended the Plan on one occasion thereafter;

                  WHEREAS, Section 9 of the Plan provides that, subject to certain inapplicable limitations, the Plan may be amended;

                  WHEREAS, the Trust wishes to amend and restate the Plan (i) to reflect recent changes made to rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, (ii) to reflect changes made to the Internal Revenue Code of 1986, as amended (particularly, the addition of Section 162(m) to the Code), (iii) to provide Key Employees with additional methods of exercising stock options to be granted in the future; and (iv) to make certain other technical changes.

                  NOW THEREFORE, effective as of July 1, 1997, the Plan shall be amended and restated as follows:

         1. Purpose. This Pennsylvania Real Estate Investment Trust 1990 Incentive and Nonqualified Stock Option Plan (the "Plan") is intended to provide a means whereby the Trust may, through the grant of incentive stock options and nonqualified stock options (collectively, the "Options") to purchase common shares of the Trust ("Common Stock") to officers and other key employees of the Trust ("Key Employees"), attract and retain such Key Employees and motivate them to exercise their best efforts on behalf of the Trust and of any Related Corporation. For purposes of the Plan, a "Related Corporation" shall mean either a "subsidiary corporation" of the Trust, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Trust, as defined in Section 424(e) of the Code.

                  As used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an incentive stock option within the meaning of Section 422 of the Code and is designated as an ISO in the "Option Agreement" (as defined in Section 9 hereof); and (ii) the term "NQSO" shall mean an option which, at the time such option is granted, does not qualify as an ISO, and is designated as a nonqualified stock option in the Option Agreement.



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         2. Administration

                  (a) The Plan shall be administered by the Trust's Executive Compensation and Human Resources Committee (the "Committee"), which shall consist solely of not fewer than two non-employee trustees (directors) of the Trust (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto) who are also outside trustees (directors) (within the meaning of Treas. Reg. ss.1.162-27(e)(3), or any successor thereto) of the Trust, and who shall be appointed by, and shall serve at the pleasure of, the Trust's Board of Trustees (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a trustee of the Trust.

                  (b) The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Trust, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion but with the written consent of the Key Employee, revise previously granted Options (including extending the exercise date of any outstanding Option held by a Key Employee with at least 15 years of service who is retiring from the Trust), adjust the price of an Option, or cancel an Option and grant a new Option to replace the cancelled Option. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Trust, its shareholders, and all Key Employees, upon their respective legal representatives, beneficiary, successors, and assigns, and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         3. Eligibility. The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any trustees who also are officers or key employees) of the Trust. More than one Option may be granted to a Key Employee under the Plan. A Key Employee who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

         4. Stock. Options may be granted under the Plan to purchase up to a maximum of 400,000 shares of Common Stock, par value $1.00 per share; provided, however, that no Key Employee shall receive Options for more than 50,000 shares of the Trust's Common Stock in any single calendar year. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be

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authorized but unissued shares or reacquired shares, and the Trust may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

                  If any Option granted under the Plan expires or otherwise terminates for any reason whatsoever (including, without limitation, the Optionee's surrender thereof) without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

         5. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Trust, grant to Key Employees under the Plan such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. In making any determination as to whether a Key Employee shall be granted an Option, the type of Option to be granted, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Key Employee, his present and potential contributions to the success of the Trust, the tax implications to the Trust and the Key Employee of any Option granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         6. Annual Limit

                  (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and incentive stock options under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

                  (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.


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         7. Terms and Conditions of Options. Options granted pursuant to the
Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of Section 422(b) of the Code), as the Committee shall deem desirable --

                  (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

                  (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection
(j) below) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, or the par value thereof, and, in the case of an NQSO, shall not be less than the higher of 100 percent of the fair market value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

                  The fair market value of a share of Common Stock shall be arrived at by a good faith determination of the Committee and shall be --

                           (i) if there are sales of Common Stock on a registered securities exchange or in an over-the-counter market on the date of grant, then the mean between the highest and lowest quoted selling price on the date of grant; or

                           (ii) if there are no such sales of Common Stock on the date of grant but there are such sales on dates within a reasonable period both before and after the date of grant, then the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after the date of grant; or

                           (iii) if actual sales are not available during a reasonable period beginning before and ending after the date of grant, then the mean between the bid and asked price on the date of grant as reported by the National Quotation Bureau; or

                           (iv) if (i) through (iii) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e, the valuation date), in accordance with Treas. Reg. ss. 20.2031-2(b)(1), or any successor thereto.


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                  (c) Term

                           (1) ISOs. Subject to earlier termination as provided
in subsections (e), (f), and (g) below and in Section 9 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (j) below) from the date of grant.

                           (2) NQSOs. Subject to earlier termination as provided
in subsections (e), (f), and (g) below and in Section 9 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

                  (d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify; provided that (i) in the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable, but not earlier than three months from the date of grant of the new Options or the repricing of the original Options; and (ii) the Committee may accelerate the exercise date and/or extend the exercise period of any outstanding Options, in its discretion, if it deems such acceleration or extension to be desirable.

                  Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Trust at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

                  The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise --

                           (1) in cash or its equivalent;

                           (2) in shares of Common Stock previously acquired by
the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the Option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such shares of Common Stock were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

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                           (3) by delivering a properly executed notice of
exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

                           (4) if the Optionee is designated as an "eligible
participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Trust will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing interest at the lowest rate which will avoid imputation of interest under
Section 7872 of the Code, and including such other terms as the Committee may prescribe; or

                           (5) in any combination of paragraphs (1), (2), (3),
and (4) above.

                  In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the Option price so paid shall be equal to the aggregate fair market value (determined under subsection (b) above, but as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the Option price.

                  (e) Termination of Employment. If an Optionee's employment by the Trust is terminated by either party prior to the expiration date fixed for his Option for any reason other than retirement, death, disability, change in control, cause, or employment with a competitor, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated expiration date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated expiration date shall not be earlier than the date of the Optionee's termination of employment, and in the case of ISOs, such accelerated expiration date shall not be later than three months after such termination of employment.

                  (f) Retirement or Disability. If an Optionee attains the age which the Trust may from time to time establish as the retirement age for any class of its employees or becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his employment and, prior to the expiration date fixed for his Option, his employment is terminated as a consequence of such retirement or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to

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Section 9 hereof, such accelerated termination date shall not be earlier than the date of the Optionee's termination of employment by reason of retirement or disability, and in the case of ISOs, such accelerated termination date shall not be later than three months after such termination of employment. In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

                  (g) Death. If an Optionee dies during his employment, and prior to the expiration date fixed for his Option, or if an Optionee whose employment is terminated for any reason, dies following his termination of employment but prior to the earliest of (i) the expiration date fixed for his Option, (ii) the expiration of the period determined under subsections (e) and
(f) above, or (iii) in the case of an ISO, three months following termination of employment, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option or (ii) an accelerated termination date determined by the Committee, in its discretion, and set forth in the Option Agreement; except that, subject to Section 9 hereof, such accelerated termination date shall not be earlier than one year, nor later than three years, after the date of death.

                  (h) Non-Transferability; Registration. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee, shall be exercisable only by him or by his guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

                  (i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares.

                  (j) Ten Percent Shareholder. If the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Trust at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

                  (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the

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listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Trust or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

                  (l) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Trust to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to applicable federal, state, and local tax withholding requirements.

                  If the exercise of any Option is subject to the withholding requirements of applicable federal tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Trust withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Trust). The Trust may not withhold shares in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. Shares of Common Stock shall be valued, for purposes of this subsection, at their fair market value under subsection (b) above, but as of the date the amount attributable to the exercise of the Option is includable in income by the Optionee under Section 83 of the Code (the "Determination Date"). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code as of the Determination Date.

                  The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

                  (m) Loans. If an Optionee is designated as an "eligible participant" by the Committee at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, the Trust will loan the Optionee the money required to satisfy any regular income tax obligations (as opposed to alternative minimum tax obligations) resulting from the exercise of any Options. Any loan or loans to an Optionee shall be made only at the time any such tax resulting from such exercise is due. The Committee, in its discretion, may require an affidavit from the Optionee specifying the amount of the tax required to be paid and the date when such tax must be paid. The loan will be made on the Optionee's personal, negotiable, demand promissory note, bearing

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interest at the lowest rate which will avoid imputation of interest under
Section 7872 of the Code, and including such other terms as the Committee may prescribe.

         8. Forfeiture. If the employment of an Optionee is terminated for "Cause" (as defined below) or the Optionee terminates his employment and commences working for a "Competitor" (as defined below), his right under any then outstanding Option shall terminate at the time of such termination of employment. As used in this Section, in the case of any Optionee not subject to a written employment agreement, "Cause" shall mean any willful or intentional act having the effect of injuring the reputation, business, or business relationships of the Trust, or any repeated or continuous failure, neglect, or refusal to perform in a satisfactory manner duties assigned to such Optionee. In the case of an Optionee subject to a written employment agreement, "Cause" shall mean any action giving the Trust the right to terminate such person's employment agreement for Cause. "Competitor" shall mean any person or entity other than the Trust engaged in a business competitive (in the good faith judgment of the Committee) with that of the Trust.

         9. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the
Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

         10. Capital Adjustments. The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall, subject to the provisions of Section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Trust. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

         11. Certain Corporate Transactions. In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding

                                       -9-


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Options if it determines that such termination is in the best interests of the
Trust. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not fewer than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

                  The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under Section 424(h) of the Code, unless the Optionee consents to the change.

         12.      Exercise Upon Change in Control

                  (a) Notwithstanding any other provision of this Plan, all outstanding Options shall become fully vested and exercisable upon a Change in Control.

                  (b) "Change in Control" shall mean:

                           (1) The acquisition by an individual, entity, or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Shares"); provided, however, that the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Trust, (ii) any acquisition by the Trust, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation controlled by the Trust,
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (3) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

                           (2) individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust's shareholder, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust, as such terms are used in Rule 14a-1 promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Member of the Incumbent Board; or

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                           (3) approval by the shareholders of the Trust of a
reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Shares, (ii) no Person (excluding any employee benefit plan (or related trust) of the Trust or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (4) approval by the shareholders of the Trust of a
complete liquidation or dissolution of the Trust.

         13. Amendment or Termination of the Plan

                  (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) --

                           (1) any amendment which would --

                                    (A) change the class of employees eligible
to participate in the Plan with respect to ISOs;

                                    (B) except as permitted under Section 9
hereof, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                                    (C) extend the duration of the Plan under
Section 19 hereof with respect to any ISOs granted hereunder.


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



                           (2) No amendment requiring shareholder approval
pursuant to Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto may be made.

Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

                  (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

         14. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with a Key Employee, the Trust shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his employment at any time for any reason whatsoever.

         15. Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Trust, any Related Corporation, or TRO, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust's by-laws or Pennsylvania law.

         16. Application of Funds. The proceeds received by the Trust from the sale of Common Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Trust and shall be used for its corporate purposes.

Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

         17. Shareholder Approval. This Plan was effective on September 17, 1990 (the date the Plan was adopted by the Board). The amendment and restatement of the Plan shall become effective on July 1, 1997; provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 13(b) hereof, within 12 months before or after the date the amended and restated Plan is adopted by the Board, all Options granted on and after July 1, 1997 hereunder shall be null and void and no additional Options shall be granted hereunder.

         18. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

         19. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on September 16, 2000, which date is within 10 years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

         20. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Key Employees under, the Plan, and Options granted hereunder.




PHB 46319
071497

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